Exhibit 4.1


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                             AMERICAN BILTRITE INC.


                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                             AND FACILITY GUARANTEE


                                   $20,000,000

                     7.91% Senior Notes Due August 28, 2010



                            Dated as of May 20, 2005

================================================================================

                                TABLE OF CONTENTS
                             (not part of agreement)


1. AUTHORIZATION OF ISSUE OF NOTES.............................................1

   1A.    Authorization of Issue of Notes......................................1

   1B.    Facility Guarantee...................................................2

2. PURCHASE AND SALE OF NOTES..................................................2

   2A.    Purchase and Sale of Notes...........................................2

   2B.    Leverage Fee.........................................................2

3. CONDITIONS TO EFFECTIVENESS OF AMENDMENT AND RESTATEMENT....................3

   3A.    Certain Documents....................................................3

   3B.    Representations and Warranties; No Default...........................4

   3C.    Approvals and Consents...............................................4

   3D.    Payment of Fees......................................................4

   3E.    Proceedings and Documents............................................4

4. PREPAYMENTS.................................................................4

   4A.    Required Prepayments of Notes........................................5

   4B.    Reserved.............................................................5

   4C.    Optional Prepayment..................................................5

   4D.    Notice of Optional Prepayment........................................5

   4E.    Application of Prepayments...........................................5

   4F.    No Acquisition of Notes..............................................5

   4G.    Cancellation of Notes................................................5

5. AFFIRMATIVE COVENANTS.......................................................6

   5A.    Financial Statements.................................................6

   5B.    Information Required by Rule 144A....................................7
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   5C.    Inspection of Property; Books and Records............................7

   5D.    Covenant to Secure Notes Equally.....................................8

   5E.    Maintenance of Properties............................................8

   5F.    Maintenance of Insurance.............................................8

   5G.    Compliance with Environmental Laws...................................8

   5H.    ERISA Notices........................................................9

   5I.    Payment of Taxes and Claims..........................................9

   5J.    Corporate Existence, Etc............................................10

   5K.    Compliance With Laws, Etc...........................................10

   5L.    New Borrowers or Guarantors Under Bank Agreement....................10

   5M.    Types of Business...................................................10

   5N.    Compliance with Material Agreements.................................10

   5O.    Business Interruption Insurance.....................................10

   5P.    Other Reports.......................................................10

   5Q.    Notice of Litigation, Defaults, etc.................................11

   5R.    Additional Collateral...............................................11

   5S.    Other Covenants.....................................................11

6. NEGATIVE COVENANTS.........................................................11

   6A.    Financial Ratios....................................................11

   6B.    Net Worth...........................................................12

   6C.    Restricted Payments.................................................12

   6D.    Limitations on Liens................................................12

   6E.    Merger and Consolidation............................................14

   6F.    Restricted Investments..............................................15

   6G.    Restrictions on Restricted Subsidiaries.............................16


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   6H.    Non-economic Contracts..............................................16

   6I.    Sale or Discount of Receivables.....................................17

   6J.    Transactions with Affiliates........................................17

   6K.    Assumption of Debt of Congoleum.....................................17

   6L.    Hedging Agreements..................................................17

   6M.    Indebtedness........................................................17

   6N.    Voluntary Prepayments of Other Indebtedness.........................18

   6O.    Congoleum...........................................................19

   6P.    Sale of Assets......................................................19

   6Q.    American Biltrite (Canada) Ltd......................................19

7. DEFAULTS; REMEDIES.........................................................19

   7A.    Events of Default...................................................19

   7B.    Rescission of Acceleration..........................................23

   7C.    Notice of Acceleration or Rescission................................23

   7D.    Other Remedies......................................................23

8. REPRESENTATIONS, COVENANTS AND WARRANTIES..................................23

   8A.    Organization; Authority; Enforceability.............................24

   8B.    Business; Financial Statements......................................24

   8C.    Actions Pending.....................................................25

   8D.    Outstanding Debt....................................................25

   8E.    Title to Properties.................................................25

   8F.    Taxes...............................................................25

   8G.    Conflicting Agreements and Other Matters............................25

   8H.    Offering of Notes and Facility Guarantee............................26

   8I.    Use of Proceeds.....................................................26


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

   8J.    ERISA...............................................................26

   8K.    Governmental Consent................................................27

   8L.    Environmental Compliance............................................27

   8M.    Disclosure..........................................................27

   8O.    Patents and Trademarks..............................................27

   8P.    Regulatory Status...................................................28

   8Q.    Material Agreements.................................................28

9.  RESERVED..................................................................28

10. DEFINITIONS AND ACCOUNTING MATTERS........................................28

   10A.   Yield-Maintenance Terms.............................................28

   10B.   Other Defined Terms.................................................29

   10C.   Accounting Terms And Determinations.................................40

11. FACILITY GUARANTEE........................................................41

   11A.   Guaranteed Obligations..............................................41

   11B.   Payments and Performance............................................41

   11C.   Releases............................................................41

   11D.   Waivers.............................................................42

   11E.   Marshaling..........................................................43

   11F.   Immediate Liability.................................................44

   11G.   Primary Obligations.................................................44

   11H.   No Reduction or Defense.............................................44

   11I.   Subordination.......................................................46

   11J.   No Election.........................................................46

   11K.   Severability........................................................46

   11L.   Appropriations......................................................46


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   11M.   Other Enforcement Rights............................................46

   11N.   Invalid Payments....................................................47

   11O.   No Waivers or Election of Remedies; Expenses; etc...................47

   11P.   Restoration of Rights and Remedies..................................47

   11Q.   No Setoff or Counterclaim...........................................47

   11R.   Further Assurances..................................................47

   11S.   Survival............................................................47

   11T.   Acknowledgment of Common Interests; etc.............................48

12. MISCELLANEOUS.............................................................48

   12A.   Note Payments.......................................................48

   12B.   Expenses............................................................48

   12C.   Consent to Amendments...............................................48

   12D.   Form, Registration, Transfer and Exchange of Notes; Lost Notes......49

   12E.   Persons Deemed Owners; Participations...............................49

   12F.   Survival of Representations and Warranties; Entire Agreement........50

   12G.   Successors and Assigns..............................................50

   12H.   Independence of Covenants...........................................50

   12I.   Notices.............................................................50

   12J.   Payments Due on Non-Business Days...................................51

   12K.   Severability........................................................51

   12L.   Descriptive Headings................................................51

   12M.   Satisfaction Requirement............................................51

   12N.   Governing Law.......................................................51

   12O.   Severalty of Obligations............................................51

   12P.   Counterparts........................................................51


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   12Q.   Binding Agreement...................................................51

   12R.   Reaffirmation of Guaranty...........................................51

   12S.   Acknowledgment of Perfection of Security Interest...................52


                             Exhibits and Schedules
                             ----------------------

Annex I
Purchaser Schedule
Information Schedule

Disclosure Schedules:
Schedule 6D -- Liens
Schedule 6F -- Existing Investments
Schedule 6M-1 -- Existing Indebtedness
Schedule 6M-2 -- Interim CIBC Letters of Credit
Schedule 8A -- List of Subsidiaries
Schedule 8D -- Outstanding Debt
Schedule 8G -- Agreements Restricting Debt
Schedule 8O -- Patents and Trademarks
Schedule 8Q -- Material Agreements

Exhibit A      -- Form of Note
Exhibit B      -  Form of Guarantor Joinder Agreement
Exhibit 1(a)   -- Form of Congoleum Plan
Exhibit 1(b)   -- Form of Congoleum Plan Note


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

                             AMERICAN BILTRITE INC.
                                 57 River Street
                            Wellesley Hills, MA 02481

                                                              As of May 20, 2005

The Prudential Insurance Company
   of America (herein called "Prudential")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers")

c/o Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, New York  10036

Ladies and Gentlemen:

            American Biltrite Inc., a Delaware corporation (the "Company") and you (sometimes referred individually as a "Purchaser" and collectively as the "Purchasers") are parties to a certain Note Purchase and Private Shelf Agreement and Facility Guarantee, dated as of August 28, 2001 (as amended and in effect on the date hereof, the "Original Note Agreement") pursuant to which Purchasers have purchased the "Notes" (as defined below). The Company and Purchasers have agreed to amend the Original Note Agreement in the manner set forth herein. As a convenience to the Company and Purchasers, the Company and Purchasers have agreed to effect such amendments by amending and restating the Original Note Agreement in its entirety as hereinafter set forth, upon and subject to the terms and conditions hereof. This amendment and restatement is not intended to be, and shall not be deemed or construed as, a repayment or a novation of the indebtedness outstanding pursuant to the Original Note Agreement. The Company and Purchasers hereby agree that the Original Note Agreement is hereby amended and restated in its entirety to read as follows:

            1. AUTHORIZATION OF ISSUE OF NOTES.

            1A. Authorization of Issue of Notes. The Company authorized the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of $20,000,000, dated as of August 28, 2001, maturing on August 28, 2010, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.91% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and substantially in the form of Exhibit A-1 to the Original Note Agreement as in effect as of August 28, 2001. The terms "Note" and "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Any such Notes delivered after the date hereof will be substantially in the form of Exhibit A attached hereto.

            1B. Facility Guarantee. To induce Prudential to enter into the Original Note Agreement, and to induce the Purchasers to purchase the Notes from the Company in accordance with the terms of the Original Note Agreement, the obligations of the Company hereunder and under the Notes are fully and unconditionally guaranteed by the Guarantors, as provided in paragraph 11 hereof, together with any Guarantor Joinder Agreement(s) delivered pursuant to paragraph 5L below. As of the date hereof, the Company owns the percentage of outstanding shares or other equity interest of the Guarantors as set forth on
Schedule 8A and, as a result, the Guarantors will receive a direct financial and economic benefit from the indebtedness to be incurred by the Company. To induce Prudential to enter into this Agreement, the Guarantors acknowledge and reaffirm their guarantee under paragraph 11 hereof and under any Guarantor Joinder Agreement, after giving effect to the amendment and restatement of the Original Note Agreement by this Agreement.

            2. PURCHASE AND SALE OF NOTES.

            2A. Purchase and Sale of Notes. The Company sold to Prudential and Prudential purchased from the Company the aggregate principal amount of Notes set forth opposite its name on the Purchaser Schedule attached hereto. On August 28, 2001, the Company delivered to Prudential at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York, one or more Notes registered in its name, evidencing the aggregate principal amount of Notes purchased by Prudential, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #00 535-31885 at Fleet Bank, ABA Routing Number 011-000-138.

            2B. Leverage Fee. In addition to interest accruing on the Notes in accordance with their terms, the Company agrees to pay each holder of Notes in immediately available funds a fee (the "Leverage Fee") payable in arrears on each interest payment date for the Notes in an amount per annum equal to a percentage of the outstanding principal amount of Notes held by such holder determined in accordance with the following table:

          -------------------------------------------------------
                Leverage Ratio               Leverage Fee
          -------------------------------------------------------
              3.5:1.0 or greater                2.00%
          -------------------------------------------------------
            3.0:1.0 or greater, but
               less than 3.5:1.0                1.00%
          -------------------------------------------------------
           2.75:1.0 or greater, but
               less than 3.0:1.0                0.50%
          -------------------------------------------------------
            2.5:1.0 or greater, but
              less than 2.75:1.0                0.25%
          -------------------------------------------------------
               less than 2.5:1.0                 0.0%
          -------------------------------------------------------

provided that (i) for the fiscal quarters ending September 30, 2003 and December 31, 2003, the Leverage Fee shall be 2.00%, (ii) the interest payment payable on


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

November 28, 2003 shall include the Leverage Fee calculated at 2.00% per annum in respect of the period between August 28, 2003 and November 28, 2003 and (iii) for the fiscal quarter ending March 31, 2004 and each fiscal quarter ending thereafter, the Leverage Fee shall be determined by reference to the above table, except that at any time the Leverage Fee shall decrease only if a determination of the Leverage Ratio for each of two consecutive fiscal quarters would warrant such a decrease

            3. CONDITIONS TO EFFECTIVENESS OF AMENDMENT AND RESTATEMENT.This Agreement shall become effective, upon the satisfaction of the following conditions:

            3A. Certain Documents. The Purchaser shall have received the following, each dated the Effective Date:

                  (i) This Agreement, duly executed and delivered by the Company and each Guarantor.

                  (ii) Certified copies of (a) the resolutions of the Board of Directors of the Company, authorizing the execution and delivery of this Agreement, (b) the resolutions of the Board of Directors of Aimpar, Inc., in its capacity as the General Partner of K&M, and (c) the resolutions of the Board of Directors or manager or sole member, as the case may be, of K&M Legendary Services, Inc., AbItalia, Inc. American Biltrite Far East, Inc., and Abimex, LLC, authorizing the execution and delivery of this Agreement and the other documents to be delivered hereunder.

                  (iii) A certificate of (a) the Secretary or an Assistant Secretary and one other officer of the Company, certifying the names and true signatures of the Secretary of the Company and the officer of the Company signatory to this Agreement and the other documents to be delivered hereunder on behalf of the Company and (b) the Secretary or an Assistant Secretary and one other officer of the General Partner of K&M, certifying the names and true signatures of the Secretary of the General Partner and the officer signatory to this Agreement and the other documents to be delivered hereunder on behalf of K&M; and (c) the Secretary, Assistant Secretary or Manager, as the case may be, and one other officer or manager of K&M Legendary Services, Inc., AbItalia, Inc., American Biltrite Far East, Inc., and Abimex, LLC, certifying the names and true signatures of the Secretary or Manager of such Guarantor and the officer of such Guarantor signatory to this Agreement and the other documents to be delivered hereunder on behalf of such Guarantor.

                  (iv) Certified copies of the certificate or articles of incorporation, bylaws or analogous organizational and governing documents of the Company, K&M, K&M Legendary Services, Inc., AbItalia, Inc., American Biltrite Far East, Inc., Abimex, LLC or certification from the Secretary or Assistant Secretary or another officer of the Company or such Guarantor, as the case may be, that such corporate documents have not been amended, modified or supplemented since their previous delivery to the Noteholders.

                  (v) A good standing certificate for the Company, K&M, K&M Legendary Services, Inc., AbItalia, Inc., American Biltrite Far East, Inc., and Abimex, LLC, from the Secretary of State (or equivalent official) of its jurisdiction of organization, in each case dated as of a recent date and


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

      such other evidence of the status of the Company and each such Guarantor as such Purchaser may reasonably request.

                  (vi) A true and correct copy of the Bank Agreement.

                  (vii) A true and correct copy of the Canadian Security Agreement executed by American Biltrite (Canada) Ltd.

                  (viii) True and correct copies of the Joinder Agreements.

                  (ix) An Intercreditor Agreement, in form and substance satisfactory to Prudential, duly executed by Fleet National Bank, a Bank of America company, and Bank of America, National Association, acting through its Canada branch;

                  (x) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

            3B. Representations and Warranties; No Default. The representations and warranties contained in this Agreement and those otherwise made in writing by or on behalf of the Company or any Guarantor in connection with the transactions contemplated by this Agreement shall be true on and as of the Effective Date; there shall exist on the Effective Date no Event of Default or Default; the Company and each Guarantor shall have performed or complied with all matters required to be performed or complied with by each of them hereunder; there shall have been no material adverse change in the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, since December 31, 2004; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Effective Date to each such effect.

            3C. Approvals and Consents. The Company and each Guarantor shall have duly received all material authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all United States federal, state and local governmental authorities and any third parties necessary in connection with the transactions contemplated hereby, and all thereof shall be in full force and effect on the Effective Date. Any consent from the shareholders of the Company required to be obtained in connection with the transactions contemplated herein shall have been obtained. The Company shall have delivered an Officer's Certificate to such Purchaser, dated the Effective Date, to such effect.

            3D. Payment of Fees. The Company shall have paid to Prudential an amendment fee of $30,000.

            3E. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

            4. PREPAYMENTS. The Notes shall be subject to the required prepayments specified in paragraphs 4A. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.


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

            4A. Required Prepayments of Notes. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of $4,000,000 on August 28 in each of the years 2006 to 2009, inclusive, and such principal amounts of the Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

            4B. Reserved.

            4C. Optional Prepayment. The Notes shall be subject to prepayment, in whole or from time to time in part (in an amount of at least $1,000,000 and any larger integral multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

            4D. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice or notice by facsimile machine of the principal amount of the Notes to be prepaid and the prepayment date to each holder of Notes which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

            4E. Application of Prepayments. Upon any partial prepayment of Notes pursuant to paragraph 4A or 4C, the principal amount to be prepaid shall be applied pro rata to all outstanding Notes according to the respective unpaid principal amounts thereof.

            4F. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company, or such Subsidiary or Affiliate, shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed outstanding for any purpose under this Agreement.

            4G. Cancellation of Notes. Any Notes acquired pursuant to paragraph 4A or 4C, or otherwise acquired by or on behalf of the Company or a Subsidiary, shall be canceled and shall not be reissued and shall not be deemed to be outstanding for any purpose of this Agreement. Any Note held by any Affiliate of the Company shall not be deemed outstanding for the purpose of determining the aggregate principal amount of Notes outstanding for purposes of determining whether or not any specified percentage of holders of outstanding Notes have given any consent or taken any other action hereunder.

            5. AFFIRMATIVE COVENANTS. So long as any Note is outstanding and unpaid, the Company covenants as follows:

            5A. Financial Statements. The Company covenants that it will deliver to each holder of any Note in triplicate:

                  (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Restricted Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Restricted Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company;

                  (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a report by independent public accountants of recognized national standing selected by the Company, containing no material qualification and stating that they have audited the consolidated financial statements of the Company and its Subsidiaries in accordance with the standards of the Public Company Accounting Oversight Board (United States) (or such relevant successor standards) and that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby in conformity with generally accepted accounting principles, such report to be satisfactory in substance to the Required Holder(s);

                  (iv) promptly upon transmission thereof, (a) copies of all such financial statements, proxy statements, notices and reports as it shall send to its public shareholders, (b) copies of all registration statements (without exhibits), proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K and all reports which it or any of its Subsidiaries publicly files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the

      Securities and Exchange Commission), not later than the date on which the same are required to be filed and (c) copies of all press releases;

                  (v) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary which constitutes a "significant subsidiary" within the meaning of Regulation S-X of the Securities and Exchange Commission (including management letters submitted to the board of directors of the Company or any such Subsidiary); and

                  (vi) with reasonable promptness, such other information with respect to the business, finances and affairs of the Company and its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D or 6F and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

            The Company also covenants that promptly after any Responsible Officer obtains actual knowledge that any existing state of facts or circumstances constitutes an Event of Default or Default (and in any event within 5 Business Days of obtaining such knowledge), it will deliver to each holder of any Note an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

            5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer permitted to purchase any Note under the terms of this Agreement designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

            5C. Inspection of Property; Books and Records. The Company covenants that it will permit any Person designated in writing by any Significant Holder, at the Company's expense while an Event of Default is continuing and otherwise at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers thereof or with its independent public accountants (and by this provision the Company hereby agrees that it will make such officers available for any such discussion and authorizes such accountants to discuss such matters with such Person), all at such reasonable times, upon reasonable notice, and as often as such Significant Holder may reasonably request. The Company will maintain or cause to be maintained the books of record and account of the Company and its Subsidiaries in good order in accordance with sound business and financial practice and its financial statements (including those required to be delivered pursuant to paragraph 5A) prepared in accordance with generally accepted accounting principles.

            5D. Covenant to Secure Notes Equally. The Company covenants that if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6D (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
12C), it will make or cause to be made effective provision satisfactory in form and substance to the Required Holder(s) (including, without limitation, opinions of counsel relating thereto) whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. Securing the Notes as provided in this paragraph 5D shall not permit the existence of any Lien not permitted by paragraph 6D.

            5E. Maintenance of Properties. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used in or necessary for the operation of the business of the Company and its Restricted Subsidiaries (ordinary wear and tear excepted) and from time to time will make or cause to be made all reasonable repairs, renewals and replacements thereof, all to the extent material to the business and operations of the Company and its Restricted Subsidiaries taken as a whole. The Company will procure and maintain in full force and effect all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, in each case that are necessary in any material respect for the ownership, maintenance and operation of the business and operations of the Company and its Restricted Subsidiaries taken as a whole.

            5F. Maintenance of Insurance. The Company covenants that it and each of its Restricted Subsidiaries will maintain with financially sound and reputable insurers insurance against fire, explosion, hazards insured against by extended coverage and liability for other hazards and risks, and insurance against liability to Persons and for property damage, all to the extent and in the manner as is customarily maintained by other companies of established reputation operating comparable or similar businesses.

            5G. Compliance with Environmental Laws. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its Subsidiaries to, comply with, or operate pursuant to valid waivers of, applicable Environmental Laws and Environmental Permits, including, without limitation, to the extent required by applicable Environmental Laws or Environmental Permits, conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity and completing proper, thorough and effective clean-up, removal, remediation and/or restoration, except to the extent that failure so to comply with any Environmental Law or Environmental Permit does not have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole, and, except that, with respect to any testing, monitoring, clean-up, removal, remediation or other such action required pursuant to such law or permits, neither the Company nor any of its Subsidiaries or Affiliates shall be required to perform any such action if the applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established in accordance with generally accepted accounting principles.

            5H. ERISA Notices. The Company covenants that it shall deliver to each Significant Holder, promptly upon the Company or its Subsidiaries or any of their respective ERISA Affiliates:

                  (i) giving or being required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA by the PBGC, or becoming aware that any plan administrator of any Plan has given or is required to give notice of any such "reportable event", a copy of the notice of such reportable event given or which should have been given to the PBGC;

                  (ii) receiving notice of the Company's or an ERISA Affiliate's complete or partial withdrawal from a Multiemployer Plan under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

                  (iii) receiving notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;

                  (iv) applying for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application;

                  (v) giving notice to the PBGC of intent to terminate any Plan under section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;

                  (vi) giving notice to the PBGC of withdrawal from any Plan pursuant to section 4063 of ERISA, a copy of such notice; or

                  (vii) failing to make any required payment or required contribution to any Plan or Multiemployer Plan or making any amendment to any Plan which has resulted in the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and the action, if any, which the Company is required to take.

            5I. Payment of Taxes and Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all taxes, assessments and governmental charges (including claims of the IRS and the PBGC and claims made at the insistence of the PBGC) levied or imposed upon it or any ERISA Affiliate or any Code Affiliate or upon its or their income, profits or property, (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon its or its Subsidiaries, properties, and (iii) all required installments under section 412(m) of the Code and all other required payments under section 412 of the Code with respect to any Plan maintained by the Company or any ERISA Affiliate; provided, however, that, in the case of clause (i) and (ii) above, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

            5J. Corporate Existence, Etc. Subject to the provisions of paragraph 6E, the Company will at all times preserve and keep in full force and effect its and its Restricted Subsidiaries', corporate existence, and will qualify, and cause each of its Restricted Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole.

            5K. Compliance With Laws, Etc. The Company will comply and cause its Restricted Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and judicial or administrative orders and judgments of any court or governmental authority (including those relating to environmental protection, employee benefits and welfare and employee safety), the noncompliance with which would materially adversely affect the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole.

            5L. New Borrowers or Guarantors Under Bank Agreement. The Company covenants that, if any Subsidiary becomes a "Domestic Borrower" or "Guarantor", as such terms are defined in the Bank Agreement in effect on the Effective Date,
(a) the Company shall cause such Subsidiary to become simultaneously a Guarantor by executing and delivering to the Purchasers a Guarantor Joinder Agreement, together with such other agreements, opinions, organizational documents and other documents as the Required Holder(s) may reasonably request and (b) notwithstanding any provision hereof to the contrary, such Subsidiary shall constitute a Restricted Subsidiary for all purposes hereunder.

            5M. Types of Business. The Company and its Subsidiaries shall engage only in the business as they are currently engaged in and other activities related thereto.

            5N. Compliance with Material Agreements. Each of the Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Collateral Document). Without the prior written consent of the Required Holders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the holders of the Notes.

            5O. Business Interruption Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of profits or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

            5P. Other Reports. The Company shall promptly furnish to the
Lenders:

                  (i) As soon as prepared and in any event before the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries, prepared in a manner consistent with the manner in which the financial statements described in paragraph 5A were prepared.

                  (ii) Any material updates of such budget and projections, if requested by the holder of any Note.

                  (iii) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors, if requested by the holder of any Note.

                  (iv) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

                  (v) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Company or any of its Subsidiaries.

            5Q. Notice of Litigation, Defaults, etc. The Company shall promptly furnish to the holders of any Notes notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $500,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Company shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

            5R. Additional Collateral. With respect to any property described in
Section 3 of the Security Agreement as "Credit Security" acquired after the date of this Agreement, the Company shall at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Required Holders to be necessary or desirable for the creation and perfection of the Liens created pursuant to the Collateral Documents.

            5S. Other Covenants. If (in the reasonable opinion of the Required Holders) at any time and from time to time, after the date hereof, any of the covenants, representations and warranties or events of default, or any other material term or provision (other than any term or provision relating to payment terms, interest rates, fees or penalties or terms included in or contemplated by the Bank Agreement as in effect on the Effective Date), contained in any document, agreement or instrument from time to time entered into by the Company in respect of Indebtedness, is more favorable to the lenders thereunder than are the terms of this Agreement to the holders of the Notes, the Company and each holder of Notes agree that thereafter this Agreement shall be amended to contain each such more favorable covenant, representation and warranty, event of default, term or provision, and the Company hereby agrees further to so amend this Agreement and to execute and deliver all such documents requested in writing by the Required Holder(s) to reflect such amendment. Prior to the execution and delivery of such documents by the Company, this Agreement shall be deemed to contain each such more favorable covenant, representation and warranty, event of default, term or provision for purposes of determining the rights and obligations hereunder.

            6. NEGATIVE COVENANTS.

            6A. Financial Ratios. The Company covenants that, from and as of the Effective Date through and including June 30, 2006, it will not permit the items specified in Annex I hereto, and thereafter, as follows, in each case determined at the end of each fiscal quarter:

                  (i) Current Ratio. The ratio of Current Assets to Current Liabilities to be less than 1.5 to 1.0, as of the fiscal quarter ending September 30, 2006 and each fiscal quarter ending thereafter.

                  (ii) Fixed Charge Coverage Ratio. The ratio of Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters to Consolidated Fixed Charges for such period to be less than 2.00 to 1.00 for the fiscal quarter ending September 30, 2006 and each fiscal quarter thereafter.

                  (iii) Debt Levels. Debt of the Company and its Restricted Subsidiaries to exceed 45% of Consolidated Tangible Gross Worth as of the quarter ending September 30, 2006 and each fiscal quarter ending thereafter.

                  (iv) Priority Debt. Priority Debt to exceed 15% of Consolidated Tangible Gross Worth as of the fiscal quarter ending September 30, 2006 and each fiscal quarter ending thereafter.

                  (v) Leverage Ratio. The Leverage Ratio to exceed 2.50 to 1.00 as of September 30, 2006 and each fiscal quarter ending thereafter.

            6B. Net Worth. The Company will not permit, as at the end of each fiscal quarter ending on or after September 30, 2006, Consolidated Tangible Net Worth to be less than the sum of (i) $45,000,000, plus (ii) 50% of Consolidated Net Income Available for Tangible Net Worth for the period from December 31, 2002 to and including the most recent quarter ended prior to the measurement date.

            6C. Restricted Payments. The Company will not, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment in excess of an amount equal to the sum of (i) $6,000,000, plus (ii) 50% of Consolidated Net Income for the period from December 31, 2000 to and including the most recent quarter ended prior to the measurement date, minus (iii) the aggregate amount of all Restricted Payments declared, ordered, paid, made or set apart after December 31, 2000, provided that the Company shall not make any Restricted Payments if (a) there shall exist any Default or Event of Default or (b) immediately after such Restricted Payment a Default or Event of Default would occur.

            6D. Limitations on Liens. The Company covenants that neither it nor any of its Restricted Subsidiaries will create, assume or suffer to exist any Lien upon any of its Property or assets (including, without limitation, any capital stock of a Restricted Subsidiary owned by the Company or any Subsidiary), whether now owned or hereafter acquired and whether or not provision is made for equally and ratably securing the Notes as provided in paragraph 5D; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:

                  (i) Liens existing on the date hereof and listed on Schedule
      6D;

                  (ii) Liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with, and as permitted by, paragraph 5I;

                  (iii) Liens imposed by law, such as carriers', landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings as permitted by paragraph 5I;

                  (iv) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions on the use of real property on the date of the acquisition thereof, which in any case do not materially detract from the value of such property or impair the Company's or any Restricted Subsidiary's use thereof;

                  (v) Liens (other than ERISA Liens) incurred or deposits made in the ordinary course of business:

                  (a) in connection with workers' compensation, unemployment insurance and other types of social security, or

                  (b) to secure (or to obtain letters of credit that secure)
            performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, materially detract from the value of the Company's or any Restricted Subsidiary's property or assets or impair the use thereof or operation of its business;

                  (vi) Liens consisting of Capitalized Leases, Synthetic Lease Obligations or Liens on property existing at the time of acquisition or placed on property being acquired or constructed to secure the purchase price or cost thereof or Debt incurred to finance such purchase or construction; provided that (a) the property is not encumbered in excess of the lesser of the cost or fair market value thereof, (b) the Lien is confined to the property so acquired or constructed, and (c) no Default or Event of Default has occurred and is continuing;

                  (vii) any Lien renewing or extending any Lien permitted by clause (i) or (vi), provided that (a) the Debt is not increased or the weighted average life to maturity thereof reduced, (b) the Lien is not extended to other property, (c) the Debt secured thereby is permitted under paragraph 6A, and (d) no Default or Event of Default is in existence;

                  (viii) other Liens not otherwise permitted, provided that the Debt secured by such Liens shall not (a) when aggregated with all other Priority Debt, exceed 15% of Consolidated Tangible Gross Worth, (b) violate the provisions of paragraph 6A, and (c) at the time any such Lien is incurred, exceed the book value, or, if less, the fair market value of the property subject to such Lien; and

                  (ix) any pledge by the Company of shares of common stock of Congoleum held by the Company and any other equity rights the Company has in Congoleum, which pledge shall serve as collateral for any amounts owed by Congoleum under the Congoleum Plan Note;

                  (x) Liens existing as of the date hereof on foreign assets, which Liens the Company covenants and agrees that it shall not materially alter nor suffer to exist any material alteration of such Lien;

                  (xi) any pledge by the Company of amounts receivable under the Congoleum Joint Venture Agreement to the Congoleum Plan Trust as additional collateral securing Congoleum's obligations under the Congoleum Plan Note;

                  (xii) Liens in the nature of non-exclusive licenses of the Company's or any Subsidiaries' intellectual property (a) in the ordinary course of business consistent with past practices or (b) to their respective Affiliates, notwithstanding the requirements of Section 6J;

                  (xiii) Liens in the nature of a security interest granted by American Biltrite (Canada) Ltd. to the Bank of America, National Association, acting through its Canada branch, pursuant to the terms of the Canadian Security Agreement (as defined in the Bank Agreement) and in connection with the credit facility entered into between American Biltrite (Canada) Ltd. and the Bank of America, National Association, acting through its Canada branch, pursuant to the Bank Agreement; and

                  (xiv) Liens in favor of the Collateral Agent securing both the Obligations and the obligations under the Bank Agreement;

                  (xv) Until one week after the Effective Date, Liens on assets of American Biltrite (Canada) Ltd. in favor of CIBC; and

                  (xvi) Until August 1, 2005 only, Liens on assets of American Biltrite (Canada) Ltd. in favor of CIBC as security for letters of credit issued under the CIBC Credit Agreement (as defined in the Bank Agreement) as set forth in Schedule 6M-2; and

                  (xvii) Until August 1, 2005 only, deposits by American Biltrite (Canada) Ltd. with CIBC (as defined in the Bank Agreement) to secure amounts drawn on the CIBC checking accounts or purchasing cards of American Biltrite (Canada) Ltd., not to exceed $1,000,000.00.

            6E. Merger and Consolidation. The Company covenants that it will not, and will not permit Congoleum or any Restricted Subsidiary to, be a party to any merger, amalgamation, consolidation, reorganization, reconstruction or arrangement with any other Person or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, except that:

                  (i) a Restricted Subsidiary may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company if the Company is the surviving or continuing corporation;

                  (ii) a wholly owned Restricted Subsidiary may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other wholly owned Restricted Subsidiary; and

                  (iii) any corporation, except Congoleum, may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company or any wholly owned Restricted Subsidiary if the Company or such wholly owned Restricted Subsidiary is the surviving or continuing corporation;

provided, that at the time of such merger, consolidation, sale, transfer or disposition and after giving effect thereto there shall exist no Default or Event of Default.

            6F. Restricted Investments. The Company will not make or permit a Restricted Subsidiary to make any Investment, except:

                  (i) loans or advances to any Restricted Subsidiary or to the Company; provided, however, that no such Investment shall involve the transfer by the Company or any Restricted Subsidiary of any material assets other than cash or capital stock of the Company; and provided, further, that the aggregate amount of Investments in American Biltrite (Canada) Ltd. at any time outstanding from and after April 22, 2004 shall not exceed $3,500,000, it being understood that amounts to be paid pursuant to paragraph 6P(v) shall not be included in this restriction;

                  (ii) stock, obligations or securities of a wholly owned Restricted Subsidiary or a corporation which immediately after such purchase or acquisition will be a Restricted Subsidiary;

                  (iii) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Restricted Subsidiary;

                  (iv) the following Investments, provided that they are payable in the United States in United States dollars and are due within one year from the date of issuance;

                        (a) commercial paper of a United States issuer rated A1
                  or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.;

                        (b) certificates of deposits of commercial banks
                  organized under the laws of the United States, whose deposits are at all times insured by the Federal Deposit Insurance Corporation, having combined capital and surplus in excess of $500,000,000 and a long-term deposit rating of A or better from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                        (c) marketable direct obligations of, or obligations
                  unconditionally guaranteed by, the United States Government or any instrumentality or agency thereof; or

                        (d) shares of money market mutual or similar funds which
                  invest exclusively in assets satisfying the requirements of clauses (a) through (c) above;

                  (v) equity investments in Congoleum existing at December 31, 2000;

                  (vi) equity investments in K&M (a) existing on the date of this Agreement and (b) additional Investments in K&M not to exceed $2,000,000;

                  (vii) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in their capacity as such in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

                  (viii) Investments by the Company or a Restricted Subsidiary in connection with the Company's deferred compensation plan (as existing and in effect on August 28, 2001);

                  (ix) Company-owned life insurance policies which name the Company as the sole loss payee;

                  (x) Investments existing on August 28, 2001, and still continuing on the Effective Date, as listed on Schedule 6F;

                  (xi) Hedging Agreements permitted under paragraph 6L;

                  (xii) Investments in the Congoleum Plan Trust permitted by the Consent Letter, dated as of August 1, 2003, by Prudential in favor of the Company;

                  (xiii) Investments consisting of (a) intercompany loans and advances from any Subsidiary to the Company but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management or (b) intercompany loans and advances among the Company or any Subsidiary in the ordinary course of business for working capital management;

                  (xiv) Investments not otherwise provided for in this Paragraph 6F in Subsidiaries other than Janus Flooring Corporation not to exceed $500,000 in the aggregate; and

                  (xv) Investments existing on the Effective Date and set forth on Schedule 6F hereto, or any other non-material Investments not exceeding $10,000 in the aggregate.

            6G. Restrictions on Restricted Subsidiaries. The Company will not permit

                  (i) itself or any wholly owned Restricted Subsidiary to sell, assign, pledge or otherwise dispose of any Debt of, or any shares of stock or other equity interest in (or warrants, rights or options to acquire stock of or equity interests in), any wholly owned Restricted Subsidiary except pursuant to the Collateral Documents and to the Company or any other wholly owned Restricted Subsidiary, provided that all of the stock and Debt of a wholly owned Restricted Subsidiary may be sold as an entirety if prior to and immediately after such sale, no Default or Event of Default would exist; or

                  (ii) any Restricted Subsidiary to:

            (a) enter into any contract or agreement (including any provision in its charter) that imposes restrictions on the declaration or payment of dividends by it other than to the Company or any other Subsidiary, or

            (b) except as permitted by paragraph 6A(iii) (or subsection (i) of Annex I for periods ending on or prior to June 30, 2006) and paragraph 6A(iv), issue, sell, create, incur, assume or suffer to exist Debt owing to or held by any Person other than the Company or any wholly owned Restricted Subsidiary.

            6H. Non-economic Contracts. The Company will not permit itself or any Restricted Subsidiary to enter into or become a party to any non-economic contract (other than Hedging Agreements permitted under paragraph 6L), including any contract for the purchase of materials, supplies, or other property, if such contract requires that payment for such materials, supplies or other property shall be made whether or not delivery is ever made, or Guarantees other than endorsements or negotiable instruments for collection in the ordinary course of business, Guarantees pursuant to the Bank Agreement as in effect on the date hereof, and Guarantees permitted under paragraph 6A(iii) (or subsection (i) of Annex I for periods ending on or prior to June 30, 2006) and paragraph 6A(iv).

            6I. Sale or Discount of Receivables. The Company will not permit itself or any Restricted Subsidiary to discount, pledge, sell with recourse, or otherwise sell, any of its Receivables.

            6J. Transactions with Affiliates. The Company will not permit itself or any Restricted Subsidiary to effect any transaction with any Affiliate (other than the Company or any Guarantors) by which any asset or services of the Company or a Restricted Subsidiary is transferred to such Affiliate, or from such Affiliate, or enter into any other transaction with an Affiliate on terms no less favorable to the Company or any Restricted Subsidiary than those that could be obtained in an arm's length transaction.

            6K. Assumption of Debt of Congoleum. The Company will not permit itself or any Restricted Subsidiary to, directly or indirectly, Guarantee, assume or otherwise become obligated with respect to Debt or any other obligation or liability of Congoleum.

            6L. Hedging Agreements. The Company will not permit itself or any Restricted Subsidiary to enter into any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities. For the avoidance of doubt, the Company acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

            6M. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, including Guarantees of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties, (or become contractually committed to do so), except the following:

                  (i) Indebtedness in respect of the Bank Agreement and Guarantees thereof;

                  (ii) Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this paragraph 6M(ii) at any one time outstanding shall not exceed $1,000,000;

                  (iii) current liabilities, other than Financing Debt, incurred in the ordinary course of business or in accordance with hedge agreements permitted by the other provisions of this Agreement;

                  (iv) to the extent that payment thereof shall not at the time be required by paragraph 5I, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies;

                  (v) Indebtedness secured by Liens of carriers, warehouses, mechanics, landlords and other Persons permitted by paragraphs 6D(iii) and 6D(iv);

                  (vi) Indebtedness in respect of judgments or awards (i) which have been in force for less than the applicable appeal period or (ii) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (i) and (ii), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with generally accepted accounting principles and execution of such judgment or award shall not be levied;

                  (vii) Guarantees by the Company of Indebtedness and other obligations incurred by its Subsidiaries and permitted by the other provisions of this paragraph 6M;

                  (viii) Indebtedness in respect of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by paragraph 6F;

                  (ix) Indebtedness outstanding on the date hereof, or incurred after the date hereof under any unused portion of a committed facility that exists on the date hereof and is described in Schedule 6M-1 and all refinancings and extensions thereof not in excess of the amount thereof outstanding or committed immediately prior to such refinancing or extension;

                  (x) Indebtedness (other than Financing Debt) in addition to the foregoing; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $1,000,000;

                  (xi) the obligation of the Company to contribute cash in the amount of $250,000 to the Congoleum Plan Trust;

                  (xii) to the extent of such stock sale or disposition, the obligation of the Company to make a contribution to the Congoleum Plan Trust if the Company sells or otherwise disposes of all or substantially all of its shares of Congoleum stock within a certain period of time if the value of Congoleum implied by such stock sale or disposition exceeds a certain amount, as further provided under the Congoleum Plan;

                  (xiii) Indebtedness contemplated by the Congoleum Plan, the Congoleum Plan Note or the Congoleum Plan Trust;

                  (xiv) Indebtedness outstanding on the date hereof under the CIBC Credit Agreement, but only to the extent such Indebtedness is paid in full on the Effective Date;

                  (xv) Until August 1, 2005 only, Indebtedness of American Biltrite (Canada) Ltd. secured by letters of credit issued under the CIBC Credit Agreement, as set forth on Schedule 6M-2; and

                  (xvi) Until August 1, 2005 only, Indebtedness to secure amounts drawn on the CIBC checking accounts or purchasing cards of American Biltrite (Canada) Ltd., not to exceed $1,000,000.00

            6N. Voluntary Prepayments of Other Indebtedness. Neither the Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than pursuant to the Bank Agreement) or make any voluntary redemptions or repurchases of Financing Debt (other than pursuant to the Bank Agreement), in each case except in order to facilitate a refinancing of Indebtedness permitted by paragraph 6M. Notwithstanding the foregoing, American Biltrite (Canada) Ltd. may prepay any and all amounts pursuant to the Bank Agreement at any time and from time to time and repay and retire in full all Indebtedness outstanding under the CIBC Credit Agreement.

            6O. Congoleum. Each of the Company and its Subsidiaries will not make any amendments or changes to the Congoleum Plan, the Congoleum Plan Note or the Congoleum Plan Trust without the prior written consent of the Required Holders if the effect of such amendment or change would be to increase the obligations of the Company or any of its Restricted Subsidiaries.

            6P. Sale of Assets. The Company shall not, and shall not permit its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property , business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except for (i) the sale or other disposition of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(ii) the sale or other disposition of property in the ordinary course of business (including Inventory) in the ordinary course of business; (iii) the sale or other disposition of property to the Company or a wholly-owned Restricted Subsidiary; (iv) the sale or disposition of the assets of Janus Flooring Corporation; (v) the sale or disposition of the Janus Flooring Corporation building structure; provided that in the case of this clause (v) the Net Asset Sale Proceeds of such sale are payable first CDN$5,500,000 to the reduction of amounts then outstanding under the Bank Agreement owed by American Biltrite (Canada) Ltd., and second to reduce equally the obligations of the Company under the Notes and the obligations under the Bank Agreement; and (vi) other asset sales not to exceed $2,000,000 in the aggregate.

            6Q. American Biltrite (Canada) Ltd. In each fiscal quarter, the Company will collect all management or other fees incurred during the immediately preceding fiscal quarter from American Biltrite (Canada) Ltd. Amounts incurred during a particular fiscal quarter shall be collected by the Company no later than the last day of the immediately subsequent fiscal quarter.

            7. DEFAULTS; REMEDIES.

            7A. Events of Default. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount in respect of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for a period of 10 days after the same shall become due; or

                  (iii) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or as surety) in any payment of principal of or interest on any other obligation for money borrowed, any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any obligation under notes payable or drafts accepted representing extensions of credit (any of the foregoing being herein called a "Payment Default") beyond any period of grace provided with respect thereto; or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee or agent on behalf of such holder or holders) at such time to cause, such obligation to become due (or to be purchased by the Company or any Restricted Subsidiary) prior to any stated maturity; provided, that the aggregate amount of all obligations as to which such a Payment Default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or repurchase by the Company or any Restricted Subsidiary) shall occur and be continuing exceeds $1,000,000 (or the equivalent amount in any foreign currency); or

                  (iv) any representation or warranty made by the Company or any Guarantor herein, in the Security Agreement or any Collateral Document or by the Company, any Guarantor or any of its respective officers in any writing furnished in connection with or pursuant to this Agreement, the Security Agreement or any Collateral Document shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any agreement contained in the last sentence of paragraph 5A, in paragraph 5J with respect to the Company's corporate existence, paragraph 5R or in paragraph 6 or any Guarantor fails to perform or observe any agreement contained in the Facility Guarantee or any Guarantor Joinder Agreement; or

                  (vi) the Company fails to perform or observe any other agreement, term or condition contained herein, and any such failure described in this clause (vi) shall continue unremedied for a period of 30 days after the earlier of (a) notice thereof from the holder of any Note or (b) the date any Responsible Officer obtains actual knowledge thereof; or

                  (vii) the Company or any Restricted Subsidiary makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as such debts become due or ceases or threatens to cease carrying on its business permanently; or

                  (viii) any decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, composition, dissolution, winding up or liquidation or other similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction or takes any corporate action to authorize any of the actions described in this clause (ix); or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or any Restricted Subsidiary by any act indicates its or their approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or an encumbrances takes possession of, or a receiver or receiver manager is appointed over, all or substantially all of the assets and the revenues of the Company; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days (it being understand that the Congoleum Plan and proceedings, settlements and transactions in connection therewith shall be excluded the purposes hereof); or

                  (xiii) a final judgment is rendered against one or more of the Company and its Restricted Subsidiaries obligating the Company or any of its Restricted Subsidiaries to make any monetary payment in excess of applicable insurance coverage that has been acknowledged in writing by the applicable insurance carriers and which judgment is not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of any such stay (it being understood that the Congoleum Plan and proceedings, settlements, and transactions in connection therewith shall be excluded for the purposes hereof); or

                  (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence with such withdrawing employer of a withdrawal liability; or

                  (xv) all or any portion of the Facility Guarantee, any Collateral Documents or any Guarantor Joinder Agreement shall cease to be in full force and effect with respect to any Guarantor or any Guarantor shall so assert in writing to any holder of any Note; or

                  (xvi) the Liens created by any of the Collateral Documents shall have ceased and continue not to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Credit Security (as defined in the Security Agreement) (other than in connection with any release or other termination of such Lien in respect of any Credit Security as permitted hereby or by any Collateral Document), and such failure of the Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 10 days; or

                  (xvii) the Company shall (A) fail to enter into, on or before June 30, 2006 a definitive commitment relating to the replacement or refinancing of not less than $20,000,000 of the facilities under the Bank Agreement to be effective by September 30, 2006 or such other date prior to the termination of the current Bank Agreement, on terms substantially similar to the Bank Agreement and with a maturity of not less than one year, (B) fail to consummate on or before September 30, 2006 such replacement or refinancing of not less than $20,000,000 of the facilities under the Bank Agreement or (C) fail to cause the lenders party to such replacement or refinancing to enter into an intercreditor agreement with the holders of the Notes on terms substantially similar to the Intercreditor Agreement;

                  (xviii) any of the following shall occur:

                  (A) the Company shall cease to own, directly or indirectly, the capital stock of its Subsidiaries in the percentage, or a greater percentage, as currently owned, except to the extent permitted by paragraphs 6E or 6F; or

                  (B) a majority of the board of directors of the Company shall be neither (I) directors of the Company as of the date hereof nor
            (II) nominated, appointed or approved by directors of the Company as of the date hereof nor (III) nominated, appointed or approved by directors described in clause (II) above; or

                  (C) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any "group" including such Person under sections 13(d) and 14(d) of the Exchange Act, other than the Senior Management Team and any Person with whom any such member of the Senior Management Team, may be deemed to be part of such a "group", shall acquire after the date hereof (I) beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 33% or more of either the voting stock or total equity capital of the Company or (II) direct or indirect control of the Company through a shareholder, voting or similar agreement or arrangement; or

                  (D) the Company or any of its Subsidiaries or any Guarantor
            shall initiate any action to dissolve, liquidate or otherwise terminate its existence;

then (a) if such event is an Event of Default specified in clauses (i) or (ii) this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clauses (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at the principal amount thereof together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (c) if such event is any other Event of Default, the Required Holder(s) of the Notes may, at its or their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at the principal amount thereof, together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

            7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

            7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

            7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

            8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company and the Guarantors represent, covenant and warrant as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

            8A. Organization; Authority; Enforceability. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Each Restricted Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has and each Restricted Subsidiary has all corporate or partnership power and authority to own and operate its properties and to carry on its business and, in the case of the Company and the Guarantor, to enter into and perform all of its respective obligations under this Agreement, the Notes and the Facility Guarantee and to issue and sell the Notes and the Facility Guarantee. Each of the Company and its Restricted Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership in each state where the failure to be so licensed or qualified would have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole and has all corporate or partnership power, licenses, franchises and other governmental authorizations and approvals necessary to carry on its present business, with respect to which the failure to possess would have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole. Schedule 8A includes a correct list as to each Guarantor and each of the Restricted Subsidiaries on the date hereof (i) its name, (ii) the jurisdiction of its organization and (iii) its capital stock issued and outstanding and the holders by percentage of that stock. This Agreement is and the Notes and the Facility Guarantee when issued and delivered hereunder will be, legal, valid, binding and enforceable obligations of the Company and the Guarantor except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

            8B. Business; Financial Statements. The Company has furnished each Purchaser of any Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of income and consolidated statements of cash flows and of shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing and (ii) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, shareholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has not been a material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

            8C. Actions Pending. There is no action, suit, investigation or proceeding pending or (to the knowledge of the Company or any Guarantor or Restricted Subsidiary) threatened against the Company, any Guarantor or any Restricted Subsidiary, or any properties or rights of the Company, any Guarantor or any Restricted Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole.

            8D. Outstanding Debt. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except as permitted by paragraph 6M.
Schedule 8D correctly describes all secured and unsecured Debt of the Company and its Restricted Subsidiaries outstanding, or for which the Company or any of its Restricted Subsidiaries have commitments, on the date of this Agreement, and identifies the collateral, if any, securing such Debt. There exists no default or temporary waiver of default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

            8E. Title to Properties. The Company has and each of its Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6D. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.

            8F. Taxes. The Company has and each of its Restricted Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Restricted Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, and the Company has no knowledge of any basis for any further material assessment to the Company and its Restricted Subsidiaries taken as a whole that has not been adequately so provided for on the books of the Company.

            8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, conditions (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes hereunder, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than under the Collateral Documents) upon any of the properties or assets of the Company or any of its Restricted Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Restricted Subsidiaries, as the case may be, any agreement (including any agreement with shareholders), instrument, order, judgment, decree or arbitrator's award, or any statute, law, rule or regulation, to which the Company or any of its Restricted Subsidiaries or their respective properties is subject. The Company is not a party to, or otherwise subject to, any contract or agreement (including its charter) which limits the amounts of, or otherwise imposes restrictions on the incurring of, indebtedness of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G, and the Company has received all consents necessary with respect to such agreements in connection with the consummation of the transactions contemplated hereby.

            8H. Offering of Notes and Facility Guarantee. Neither the Company, the Guarantors nor any agent acting on its behalf has, directly or indirectly, offered the Notes, the Facility Guarantee or any similar security of the Company or the Guarantors for sale to, or solicited any offers to buy the Notes, the Facility Guarantee or any similar security of the Company or the Guarantors from, or otherwise approached or negotiated with respect thereto with, any Person other than Prudential and not more than 10 other "qualified institutional buyers" as such term is defined in Rule 144A under the Securities Act, and neither the Company, the Guarantors nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Facility Guarantee hereunder to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction.

            8I. Use of Proceeds. The proceeds of the Notes and the Facility Guarantee were used to refinance Debt and for general corporate purposes. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"), exceeding in value 5% of Consolidated Net Worth. None of the proceeds of the issuance of any Notes have been or will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock and in any such case which will constitute this transaction a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

            8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole. Neither the Company, nor any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

            8K. Governmental Consent. Neither the nature of the Company nor of any Guarantor or Restricted Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company, any Guarantor or any Restricted Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or the Facility Guarantee is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Effective Date for this Agreement, the Notes and the Facility Guarantee with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes and the Facility Guarantee or fulfillment of or compliance with the terms and provisions hereof or of the Notes or the Facility Guarantee.

            8L. Environmental Compliance. The Company and its Restricted Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable Environmental Laws and all administrative orders, judgments, rulings and regulations relating to protection of the Environment, except, in any such case, where failure to comply would not result in a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole.

            8M. Disclosure. Neither this Agreement nor any other document, certificate or written statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Company or any of its Restricted Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole, and which has not been set forth in this Agreement.

            8N. [Reserved].

            8O. Patents and Trademarks. Except as set forth in Schedule 8O, the Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

            8P. Regulatory Status. None of the Company, any Guarantor or any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

            8Q. Material Agreements. The Company has previously furnished to the Noteholders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and instruments, each as in effect on the Effective Date, listed in Schedule 8Q, which constitute all agreements and instruments material to the Company and its Subsidiaries on a Consolidated basis (together with the charters and bylaws of the Company and its Subsidiaries, the "Material Agreements").

            9. RESERVED.

            10. DEFINITIONS AND ACCOUNTING MATTERS. For the purpose of this Agreement, as used herein, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

            10A. Yield-Maintenance Terms.

            "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable on other than a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on Bridge Telerate (or such other display as may replace Page 678 on Bridge Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to that number of decimal places as appears in the Notes.

            "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Yield-Maintenance Amount" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

            10B. Other Defined Terms.

            "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company or (iii) five percent (5%) or more of the Voting Stock (or in the case of a person which is not a corporation, five percent (5%) or more of the voting equity interest) or five percent (5%) of the ownership interests (other than limited partnership interests) of which is beneficially owned or held by the Company and/or one or more Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Authorized Officer" shall mean (i) in the case of the Company, its president, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

            "Bank Agreement" shall mean that certain Amended and Restated Credit Agreement, dated on or around the Effective Date, among the Company, K&M and American Biltrite (Canada) Ltd., on the one hand, and Fleet National Bank, a Bank of America company, and Bank of America, National Association, acting through its Canada branch, as lenders, on the other hand or any replacement, extension, renewal, refinancing, amendment or substitution thereof, provided that the aggregate amount of Indebtedness thereunder shall not exceed $20,000,000.

            "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

            "Business Day" shall mean any day other than (i) a Saturday or a Sunday and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

            "Canadian Security Agreement" shall mean that Deed of Hypothec and Issue of Mortgage Bonds executed by American Biltrite (Canada) Ltd. in favor of Bank of America, National Association, acting through its Canada branch as collateral agent for the benefit of the Canadian Lenders (as defined in the Bank Agreement), as it may be amended, modified or supplemented from time to time, in accordance with its terms.

            "Capitalized Lease" shall mean any lease under which the obligation to make rental payments thereunder constitutes a Capitalized Lease Obligation.

            "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Restricted Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder.

            "Code Affiliate" shall mean each Person which together with the Company or any of its Subsidiaries is treated as a "single employer" under subsection (b), (c), (m) or (o) of section 414 of the Code.

            "Collateral Agent" means the Fleet National Bank, a Bank of America company, as Collateral Agent for the Lenders (as defined in the Bank Agreement as in effect on the Effective Date) and the Noteholders under the Security Agreement, or any successor collateral agent thereunder.

            "Collateral Documents" shall mean (i) the Security Agreement, (ii) any other agreement, document or instrument executed and delivered by the

Company, a Guarantor, or another direct or indirect Subsidiary of the Company pursuant to the requirements of Sections 3.2 or 3.3 of the Security Agreement or paragraph 5R of this Agreement after the date hereof, (iii) any other agreement, document or instrument executed and delivered by any Obligor (as defined in the Security Agreement) after the date hereof under which such Obligor has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the Obligations and (iv) all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

            "Congoleum" shall mean Congoleum Corporation, a subsidiary (but not a Subsidiary) of the company, and/or any of its direct or indirect Subsidiaries.

            "Congoleum Joint Venture Agreement" means the Joint Venture Agreement dated as of December 16, 1992 by and among the Company, Resilient Holdings, Incorporated, Congoleum, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended.

            "Congoleum Plan" means the Fourth Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., substantially in the form attached as Exhibit 1(a), as the same may be amended in accordance with paragraph 6O.

            "Congoleum Plan Note" means the promissory note to be issued by Congoleum to the Congoleum Plan Trust substantially in the form attached as
Exhibit 1(b), as the same may be amended in accordance with paragraph 6O.

            "Congoleum Plan Trust" means the trust to be established upon consummation of the Congoleum Plan, as the same may be amended in accordance with paragraph 6O.

            "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Restricted Subsidiaries (or other specified group of Persons), or such of its Restricted Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with generally accepted accounting principles (except that Congoleum shall be accounted for on the equity method) and with appropriate deductions for minority interests in Restricted Subsidiaries.

            "Consolidated Adjusted EBITDA" shall mean, for any period, the total of :

            (a) Consolidated EBITDA; minus

            (b) $4,500,000 in respect of capital expenditures made during such period (whether or not actual capital expenditures are greater or less than $4,500,000); minus

            (c) any dividends paid or payable in cash by the Company or any of its Restricted Subsidiaries to third parties; minus

            (d) the aggregate amount paid by the Company and its Restricted Subsidiaries to repurchase shares of capital stock and options to purchase shares of capital stock; minus

            (e) any income taxes paid or payable in cash by the Company or any of its Restricted Subsidiaries.

            "Consolidated EBITDA" shall mean, for any period, the total of:

            (i) Consolidated Net Income; plus

            (ii) all amounts deducted in computing such Consolidated Net Income in respect of:

                  (a) depreciation, amortization and unusual noncash charges
            (other than the write-down of current assets),

                  (b) interest expense, and

                  (c) income tax expense, minus

            (iii) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added back to Consolidated EBITDA in a previous period, minus

            (iv) all amounts included in Consolidated Net Income in respect of deferred income tax benefits and other noncash income items, except such amounts that have been deducted from Consolidated EBITDA in a previous period.

            "Consolidated Fixed Charges" shall mean, for any period, the total of:

            (i) Consolidated Interest Expense, plus

            (ii) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments, sinking fund payments and mandatory reductions in revolving loans as a result of mandatory reductions in revolving credit availability, all with respect to Debt of the Company and its Restricted Subsidiaries reporting Congoleum on the equity method, including payments in the nature of principal under Capitalized Leases.

            "Consolidated Interest Expense" shall mean, for any period, the total of:

            (i) the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under hedge agreements, accrued by the Company and its Restricted Subsidiaries reporting Congoleum on the equity method (whether such interest is reflected as an item of expense or capitalized), minus

            (ii) to the extent otherwise included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest), plus

            (iii) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (ii) above.

            "Consolidated Net Income" shall mean, for any period, net income (or deficit) of the Company and its Restricted Subsidiaries for such period determined in accordance with generally accepted accounting principles, on a consolidated basis, excluding

            (i) extraordinary gains (net of any extraordinary losses up to the amount of any extraordinary gains),

            (ii) net income of any Person (other than a Restricted Subsidiary) in which the Company or a Restricted Subsidiary has an ownership interest unless those net earnings have actually been received in the form of cash for distributions,

            (iii) any portion of the net income of any Restricted Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Restricted Subsidiary,

            (iv) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

            (v) any write-up of any asset,

            (vi) any gain arising from the acquisition of any securities of the Company or its Restricted Subsidiaries,

            (vii) net income or gain (but not any loss) resulting from a change in accounting, discontinuing or disposing of operations, an extraordinary event or prior period adjustments, and

            (viii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary.

For the avoidance of doubt, "Consolidated Net Income" shall not include any operating loss of Congoleum.

            "Consolidated Net Income Available for Tangible Net Worth" shall mean, with reference to any period, Consolidated Net Income for all quarterly fiscal periods of the Company and its Restricted Subsidiaries occurring during such period (taken as a cumulative whole), determined in accordance with generally accepted accounting principles, without deducting or offsetting therefrom any deficit or net loss occurring during any quarterly fiscal period of the Company and its Restricted Subsidiaries that is within such period.

            "Consolidated Net Worth" as of any date shall mean shareholders' equity of the Company and its Restricted Subsidiaries as computed as of that date in accordance with generally accepted accounting principles.

            "Consolidated Tangible Gross Worth" shall mean the sum of Consolidated Tangible Net Worth plus Debt of the Company and its Restricted Subsidiaries.

            "Consolidated Tangible Net Worth" shall mean the aggregate amount of
(i) capital stock (less any treasury stock, capital stock subscribed and unissued and other contra-equity accounts), (ii) surplus, (iii) foreign currency translation adjustments, and (iv) retained earnings of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, excluding (a) any inter-company transactions, (b) intangibles, (c) any increase in the value of the Company's Investments in Congoleum as reflected on the Company's consolidated balance sheet as of December 31, 2000 and (d) the cumulative amount of any net write-up of asset values after the audit immediately preceding August 28, 2001.

            "Current Assets" shall mean, at any date, all amounts carried as current assets on the balance sheet of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis, excluding cash and cash equivalents.

            "Current Liabilities" means, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis, excluding the current portion of long-term Debt and the Revolving Loan (as defined under the Bank Agreement), each to the extent they are included in Consolidated Fixed Charges.

            "Debt" shall mean each of the items described in clauses (a) through
(f) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

            "Effective Date" shall mean May __, 2005.

            "Environment" shall mean soil, surface waters, ground waters, land stream sediments, surface or subsurface strata, and ambient air.

            "Environmental Law" shall mean any law, regulation, rule or ordinance at the federal, state or local level related to pollution, protection of the environment or worker health and safety, whether or not previously enforced, and, for purposes of complying in the future with such laws, regulations, rules or ordinances, those that are subsequently enacted.

            "Environmental Permits" shall mean all permits, licenses and other authorizations required under any applicable Environmental Law.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

            "ERISA Lien" shall mean a Lien created or otherwise imposed under the provisions of ERISA.

            "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Facility Guarantee" shall have the meaning specified in paragraph 11A.

            "Financing Debt" means all obligations, contingent or otherwise, which in accordance with generally accepted accounting principles are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication) and excluding for all purposes the transactions under the terms of the Congoleum Plan, the Congoleum Plan Trust and the Congoleum Plan Note: (i) indebtedness for borrowed money; (ii) indebtedness evidenced by notes, debentures or similar instruments; (iii) Capitalized Lease Obligations and Synthetic Lease Obligations; (iv) mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer; (v) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and hedge agreements (without duplication of other Indebtedness supported or guaranteed thereby); and (vi) without duplication, any Guarantees of such items
(i) through (v).

            "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefore, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligations will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

            "Guaranteed Facility Obligations" shall have the meaning specified in paragraph 11A.

            "Guarantor" shall mean K&M and each other Subsidiary that has executed this Agreement as a Guarantor or that becomes a Guarantor pursuant to paragraph 5L. "Guarantors" means all the foregoing Persons, collectively.

            "Guarantor Joinder Agreement" shall mean a Guarantor Joinder Agreement, in the form of Exhibit B hereto, to be executed by newly added Guarantors pursuant to paragraph 5L.

            "Hedging Agreement" means any derivative or similar agreement or arrangement, including any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity pricing hedging agreement.

            "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

            "Indebtedness" means all obligations, contingent or otherwise, which in accordance with generally accepted accounting principles are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

            (a) indebtedness for borrowed money;

            (b) indebtedness evidenced by notes, debentures or similar instruments;

            (c) Capitalized Lease Obligations and Synthetic Lease Obligations;

            (d) mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer;

            (e) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and hedge agreements (without duplication of other Indebtedness supported or guaranteed thereby);

            (f) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

            (g) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

            (h) all Guarantees in respect of Indebtedness of others.

            "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of the Effective Date, among Prudential, Fleet National Bank, and the Lenders (as defined in the Bank Agreement as in effect on the Effective Date) and holders of Notes from time to time party thereto, as the same may be amended or modified from time to time.

            "Investments" shall mean any loans or advances to, or purchases or acquisitions of the securities or obligations of, any Person or the assumption of any liability of another Person which, in each case, did not arise from sales to such Person in the ordinary course of business.

            "IRS" shall mean the Internal Revenue Service and any successor governmental agency.

            "Joinder Agreements" shall mean those agreements between the Collateral Agent and each of K&M Legendary Services, Inc., AbItalia, Inc., American Biltrite Far East, Inc. and Abimex, LLC, pursuant to which these Guarantors shall become Obligors under the Collateral Documents.

            "K&M" shall mean K&M Associates, L.P., a Rhode Island limited partnership.

            "Leverage Ratio" shall mean the ratio of Debt of the Company and its Restricted Subsidiaries to Consolidated EBITDA.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (i) the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (on a Consolidated basis), whether as a result of (a) general economic conditions affecting the industries in which the Company operates, (b) difficulties in obtaining supplies and raw materials, (c) fire, flood or other natural calamities, (d) environmental pollution, (e) regulatory changes, judicial decisions, war or other governmental action or (vi) any other event or development, whether or not related to those enumerated above or (ii) the ability of any Obligor (as defined in the Security Agreement) to perform material obligations under this Agreement, any Note or any Collateral Document or (iii) the rights and remedies of the holder of any Note under this Agreement, any Note or any Collateral Document, it being understood that the transactions contemplated by the Congoleum Plan, the Congoleum Note or the Congoleum Plan Trust, and the effects thereof (including, without limitation, changes in ownership or ownership rights in Congoleum), shall be excluded for the purposes hereof.

            "Material Agreements" shall have the meaning set forth in paragraph 8Q.

            "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "Net Asset Sale Proceeds" means the cash proceeds of the sale or disposition of assets by the Company or any of its Subsidiaries, net of (i) income taxes that, as estimated by the Company in good faith, will be required to be paid by the Company or any of its Subsidiaries in cash as a result of, and within 16 months after, such sale or disposition (provided that any such amounts that are not actually paid in taxes within such period shall automatically become Net Asset Sale Proceeds), (ii) reasonable reserves for liabilities, indemnification, escrows and purchase price adjustments resulting from the sale of assets, (iii) transfer, sales, use and other similar taxes payable in connection with such sale or disposition and (iv) all reasonable expenses of the Company or any of its Subsidiaries payable in connection with such sale or disposition.

            "Noteholders" means Prudential, together with all other holders of the Notes, together with their respective successors and assigns.

            "Notes" shall have the meaning specified in paragraph 1A.

            "Obligations" means the principal amount of the Notes and all of the other present or future indebtedness, liabilities and obligations of all and each of the Company or any Guarantor now or hereafter owed to any or all of the Collateral Agent or the Noteholders, evidenced by or arising under, by virtue of or pursuant to the Note Agreement, any Collateral Document or any Guaranty Agreement, whether such indebtedness, liabilities and obligations are direct or indirect, joint, several or joint and several, or now exist or hereafter arise, and all renewals and extensions thereof, including, without limitation, all interest on the Notes and any Yield-Maintenance Amount. The term "Obligations" shall include all of the foregoing indebtedness, liabilities and obligations whether or not allowed as a claim in any bankruptcy, insolvency, receivership or similar proceeding.

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

            "PIK Interest" shall mean any accrued interest payments on Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Debt; provided, however, that in no event shall PIK Interest include payments made with cash or cash equivalents.

            "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            "Priority Debt" shall mean (i) Debt of any Restricted Subsidiary that is not a Guarantor hereunder (other than Debt owed to the Company or a wholly-owned Restricted Subsidiary), plus (ii) (without duplication) all Debt secured by Liens permitted under paragraph 6D, and, in each case, otherwise permitted by paragraph 6A.

            "Property" shall mean and include all interests in property and assets, whether tangible or intangible and whether real, personal or mixed.

            "Prudential" shall mean The Prudential Insurance Company of America.

            "Prudential Affiliate" shall mean (i) any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Prudential, or (ii) any investment fund, account or other vehicle for which Prudential (or any Prudential Affiliate) acts as investment advisor or portfolio manager. As used in the preceding clause (i), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Purchasers" shall mean, with respect to the Notes, Prudential.

            "Receivables" shall mean any accounts, contract rights and other forms of obligations for the payment of money arising from the sale of goods or the rendering of services by the Company or any of its Restricted Subsidiaries, including those outstanding under any off balance sheet factoring agreement or asset securitization program of the Company or any of its Restricted Subsidiaries.

            "Required Holder(s)" shall mean at any particular time the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

            "Responsible Officer" shall mean the president, chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, corporate counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

            "Restricted Payments" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock of the Company, and (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists solely of shares of stock of the Company.

            "Restricted Subsidiary" shall mean (a) K&M and (b) any Person of which the Company (or other specified Person) shall at the time, directly or indirectly, through one or more of its Restricted Subsidiaries, (i) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (ii) hold at least 50% of the partnership, joint venture or similar interests, or (iii) be a general partner or joint venturer; provided that, at no time shall Congoleum be considered a Restricted Subsidiary.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Agreement" means the Security Agreement, dated as of October 14, 2003, executed by the Company and the Guarantor in favor of the Collateral Agent on behalf of the Lenders (as defined in the Bank Agreement) and the Noteholders.

            "Senior Management Team" means each of Roger S. Marcus, Richard G. Marcus, William M. Marcus and Howard N. Feist III.

            "Significant Holder" shall mean (x) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note and (y) any other holder of Notes holding by itself or together with one or more of its affiliates Notes having an aggregate principal amount of not less than 5% of the aggregate principal amount of the Notes at the time outstanding.

            "Subsidiary" shall mean any corporation at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

            "Synthetic Lease Obligations" shall mean the aggregate discounted amount of future rental payments under all leases by the Company and its Restricted Subsidiaries that are treated as operating leases under generally accepted accounting principles and as loans or other financings for federal income tax purposes.

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by the Purchaser under this Agreement.

            "Voting Stock" shall mean, with respect to any Person, any shares of stock of or other ownership interest in such Person whose holders are entitled under ordinary circumstances to vote for the election of directors or similar body of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required by applicable legal requirements to be held by foreign nationals) is owned by the Company (or other specified Person) directly, or indirectly through one or more other Wholly Owned Subsidiaries.

            10C. Accounting Terms And Determinations. All references in this Agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries (except as otherwise stated therein or in the notes thereto) delivered pursuant to subparagraph 5A(iii), or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8B, it being understood that, for purposes of the Agreement, with reference to the Company and its Subsidiaries or Restricted Subsidiaries, accounting for Congoleum on the equity method shall be deemed to be in accordance with generally accepted accounting principles.

            11. FACILITY GUARANTEE

            11A. Guaranteed Obligations. The Guarantors party to this Agreement, in consideration of the execution and delivery of this Agreement and the purchase of the Notes by the Purchasers, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantee, on a continuing basis, to each holder of Notes as and for such Guarantor's own debt, until final and indefeasible payment in cash has been made, the due and punctual payment by the Company of the principal of, and interest, and the Yield-Maintenance Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other Debt owing, by the Company to the holders of the Notes under this Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Guarantors that the obligations guaranteed by the guaranty set forth in this paragraph 11A are referred to in this paragraph 11 as the "Guaranteed Facility Obligations" and the guaranty thereof set forth in this paragraph 11A is referred to in this Agreement, together with any Guarantor Joinder Agreement, as the "Facility Guarantee".

            11B. Payments and Performance. In the event that the Company fails to make, on or before the due date thereof, any payment to be made of any principal amount of, or interest or Yield-Maintenance Amount on, or in respect of, the Notes or of any other amounts due to any holder of Notes under the Notes or this Agreement, after giving effect to any applicable grace periods or cure provisions or waivers or amendments, each Guarantor shall cause forthwith to be paid the moneys in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement and the Notes. In furtherance of the foregoing, if any or all the Notes have been accelerated as provided in Paragraph 7A (and such acceleration has not been rescinded by action of the Required Holders), the Guaranteed Facility Obligations in respect of such Notes shall forthwith become due and payable without notice, regardless of whether the acceleration of such Notes shall be stayed, enjoined, delayed or deemed ineffective. Nothing shall discharge or satisfy the obligations of the Guarantors under the Facility Guarantee except the full, final and indefeasible payment in cash of the Guaranteed Facility Obligations.

            11C. Releases. Each of the Guarantors consent and agree that, without any notice whatsoever to or by the Guarantors, except with respect to any action (but not any failure to act) referred to in clauses (i), (ii) and
(iv) below (it being understood that the Guarantors shall be deemed to have notice of any matter as to which the Company has knowledge), and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Guarantors hereunder, each holder of Notes, by action or inaction, may:

                  (i) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, be action or inaction, release all or any one or more parties to, any one or more of the Notes, this Agreement, or any other guaranty or agreement or instrument related thereto or hereto;

                  (ii) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

                  (iii) grant waivers, extensions, consents and other indulgences of any kind whatsoever to the Company or any Guarantor or any other Person liable in any manner in respect of all or any part of the Guaranteed Facility Obligations;

                  (iv) amend, modify or supplement in any manner whatsoever and at any time (or from time to time) any one or more of the Notes, this Agreement, or any other guaranty or any agreement or instrument related thereto or hereto;

                  (v) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Facility Obligations whether parties hereto or not; and

                  (vi) sell, exchange, release, accept, surrender or enforce rights in, or fail to obtain or perfect or to maintain, or caused to be obtained, perfected or maintained, the perfection of any security interest or other Lien on, by action or inaction, any Property at any time pledged or granted as security in respect of the Guaranteed Facility Obligations, whether so pledged or granted by the Company, Guarantor or any other Person.

The Guarantors hereby ratify and confirm any such action specified in this paragraph 11C and agree that the same shall be binding upon each Guarantor. The Guarantors hereby waive any and all defenses, counterclaims or offsets which the Guarantors might or could have by reason thereof.

            11D. Waivers. To the fullest extent permitted by law, each of the Guarantors hereby waives:

                  (i) notice of acceptance of this Agreement;

                  (ii) notice of any purchase or acceptance of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guaranteed Facility Obligations, subject to any such Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Facility Obligations at any reasonable time;

                  (iii) notice of the amount of the Guaranteed Facility Obligations, subject to any Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Facility Obligations at any reasonable time;

                  (iv) notice of adverse change in the financial condition of the Company or any Guarantor or any other fact that might increase such Company's or Guarantor's risk hereunder;

                  (v) notice of presentment for payment, diligence, demand, protest, and notice thereof as to the Notes or any other instrument;

                  (vi) all other notices and demands to which the Company or any Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Company or any Guarantor under this Agreement);

                  (vii) the right by statute or otherwise to require any or each holder of Notes to institute suit against the Company or any Guarantor or to exhaust the rights and remedies of any or each holder of Notes against the Company or any Guarantor, such Guarantor being bound to the payment of each and all Guaranteed Facility Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Facility Obligations were directly owing to each holder of Notes by such Guarantor;

                  (viii) any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Facility Obligations shall have been fully, finally and indefeasibly paid) of the Company or any Guarantor or by reason of the cessation from any cause whatsoever of the liability of the Company or any Guarantor in respect thereof;

                  (ix) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of Property of the Company or any Guarantor made under any judgment, order or decree based on this Agreement, and the Company any each Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law;

                  (x) at all times prior to full, final and indefeasible payment of the Guaranteed Facility Obligations, any claim of any nature arising out of any right of indemnity, contribution, reimbursement, indemnification or any similar right or any claim of subrogation (whether such right or claim arises under contract, common law or statutory or civil law (including, without limitation, Section 509 of the United States Bankruptcy Code)) arising in respect of any payment made under this Agreement or in connection with this Agreement, against the Company or any Guarantor (including Liens on the Property of the Company or any Guarantor), in each case whether or not the Company or Guarantor at any time shall be the subject of any proceeding brought under any Bankruptcy Law, and the Company and each Guarantor further agrees that it will not file any claims against the Company or the estate of the Company in the course of any such proceeding or otherwise, and further agrees that each holder of Notes may specifically enforce the provisions of this clause
      (x);

                  (xi) the benefit of any statute of limitations; and

                  (xii) the benefit of any laws that exonerate or limit the liability of guarantors or sureties, and any defenses provided by these laws.

            11E. Marshaling. Each Guarantor hereby consents and agrees:

                  (i) that each holder of Notes, and each Person acting for the benefit of one or more of the holders of Notes, shall be under no obligation to marshal any assets in favor of the Guarantors or against or in payment of any or all of the Guaranteed Facility Obligations; and

                  (ii) that, to the extent that any Guarantor makes a payment or payments to any holder of the Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any Bankruptcy Law, other common or civil law, or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if such payment or payments had not been made and the Guarantor shall be primarily liable for such obligation.

            11F. Immediate Liability. Each Guarantor agrees that the liability of the Guarantors in respect of this Facility Guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of Notes or any other Person of whatever remedies such holder of Notes or other Person may have against the Company or any other Guarantor or the enforcement of any Lien or realization upon any security such holder of Notes or other Person may at any time possess.

            11G. Primary Obligations. This Facility Guarantee is a primary and original obligation of the Guarantors and is an absolute, unconditional, continuing and irrevocable guaranty of payment and shall remain in full force and effect without respect to any action by any holder of Notes specified in paragraph 11C hereof or any future changes in conditions, including, without limitation, change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes) of or by the Company or any other Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and this Agreement) by the Company or any other Person.

            11H. No Reduction or Defense. The obligations of the Guarantors under this Agreement, and the rights of any holder of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise (other than payment in full of all amounts owing hereunder or under the Notes), including, with limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than any defense based upon the irrevocable payment in full of the obligations of the Company and the Guarantors under this Agreement and the Notes), set-off, counterclaim, recoupment or termination whatsoever.

            Without limiting the generality of the foregoing, the obligations of the Guarantors shall not be discharged or impaired by:

      (i) any default (including, without limitation, any Default or Event of Default), failure or delay, willful or otherwise, in the performance of any obligations by the Company or any Guarantor, or any of their respective Subsidiaries or Affiliates;

                  (ii) any proceeding of, or involving, the Company or
            Guarantor, or any of their respective Subsidiaries or Affiliates under any Bankruptcy Law, or any merger, consolidation, reorganization, dissolution, liquidation, sale of assets or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company or Guarantor, or any other Subsidiaries or Affiliates;

                  (iii) any incapacity or lack of power, authority or legal
            personality of, or dissolution or change in the directors, stockholders or status of, the Company or any Guarantor, or any of their Subsidiaries or Affiliates or any other Person;

                  (iv) impossibility or illegality of performance on the part of the Company or any Guarantor under this Agreement or the Notes;

                  (v) the invalidity, irregularity or unenforceability of the
            Notes, this Agreement or any documents referred to therein or herein;

                  (vi) in respect of the Company or any Guarantor, or any of their Subsidiaries or Affiliates, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any Guarantor, or any such Subsidiary or Affiliate, or impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), terrorist activities, civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any Guarantor, or any of their Subsidiaries or Affiliates and whether or not of the kind herein before specified;

                  (vii) any attachment, claim, demand, charge, Lien, order,
            process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, corporation or entity, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or the Notes, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                  (viii) any order, judgment, decree, ruling or regulation
            (whether or not valid) of any court of any government authority or agency thereof, or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any Guarantor of any of their respective obligations under this Agreement or the Notes, as the case may be.

            11I. Subordination. In the event that, for any reason whatsoever, the Company now or hereafter becomes indebted or obligated to any of the other Guarantors in any manner, the Guarantors agree that the amount of such obligation, interest thereon if any, and all other amounts due with respect thereto, shall, at all times during the existence of a Default or an Event of Default, be subordinate as to time of payment and in all other respects to all the Guaranteed Facility Obligations, and the Guarantors shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the holders of the Notes in respect of the Guaranteed Facility Obligations shall have been fully, finally and indefeasibly paid in full in cash, except that the Guarantors may enforce (and shall enforce, at the request of the Required Holders, and at the Guarantors' expense) any obligations in respect of any such obligation owing to the Guarantors from the Company so long as all proceeds in respect of any recovery of from the such enforcement shall be held by the Guarantors in trust for the benefit of the holders of the Notes, to be paid thereto as promptly as reasonably possible. If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to the Guarantors by the Company in respect of any such obligation during any time that a Default or and Event of Default exists and there are Guaranteed Facility Obligations outstanding, the Guarantors shall hold in trust all such payments for the benefit of the holders of Notes, to be paid thereto as promptly as reasonably possible.

            11J. No Election. Each holder of Notes shall, individually or collectively, have the right to seek recourse against any or all of the Guarantors to the fullest extent provided for herein for its obligations under this Agreement. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder's right to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by or on behalf of any holder of Notes against the Company or any other Person under any document or instrument evidencing obligations of the Company or any such other Person to or for the benefit of such holder of Notes shall serve to diminish the liability of the Guarantors under this Agreement except to the extent that such holder of Notes unconditionally shall have realized payment by such action or proceeding.

            11K. Severability. Each of the rights and remedies granted under this paragraph 11 to each holder of Notes in respect of the Notes may be exercised by such holder without notice, or the consent of or any other action by any other holder of the Notes.

            11L. Appropriations. Until all amounts which may be or become payable by the Company under or in connection with this Agreement or the Notes or by the Guarantors, any holder of Notes (on its own behalf or under any trustee or agent on its behalf) may refrain from applying or enforcing any moneys, security or rights held or received by such holder of Notes (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall not be entitled to the benefit of the same; provided, however, that any payments received from the Company, or the Guarantors on behalf of the Company, will be applied to amounts owing by the Company hereunder or in respect of the Notes issued by it.

            11M. Other Enforcement Rights. Each holder of Notes may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy or insolvency, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted, or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

            11N. Invalid Payments. To the extent that any payment is made to any holder of Notes in respect of the Guaranteed Facility Obligations by any Person, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, administrative receiver, administrator or any other party or officer under any Bankruptcy Law, or any other common or civil law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and the Guarantors shall be primarily liable for such obligation.

            11O. No Waivers or Election of Remedies; Expenses; etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon any holder of Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under this Agreement, the Guarantors will pay to the holder of each Note on demand all amounts specified in this Agreement and such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder of Notes incurred in any enforcement or collection under this Agreement, including, without limitation, reasonable attorney's fees, expenses and disbursements.

            11P. Restoration of Rights and Remedies. If any holder of Notes shall have instituted any proceeding to enforce any right or remedy under this Agreement or any Note held by such holder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder of Notes, the Company and each of the Guarantors shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such holder of Notes shall continue as though no such proceeding had been instituted.

            11Q. No Setoff or Counterclaim. Except as otherwise required by law, each payment by the Guarantors shall be made without setoff or counterclaim.

            11R. Further Assurances. The Guarantors will cooperate with the holders of the Notes and execute such further instruments and documents as the Required Holders shall reasonably request to carry out, to the reasonable satisfaction of the Required Holders, the transactions contemplated by this Agreement, the Notes and the documents and instruments related hereto and thereto.

            11S. Survival. So long as the Guaranteed Facility Obligations shall not have been fully and finally performed and indefeasibly paid in full in cash, the obligations of the Guarantors under this Facility Guarantee shall survive the transfer and payment of any Note and the payment in full of all the Notes.

            11T. Acknowledgment of Common Interests; etc. Each Guarantor acknowledges and confirms that: it is a member of an affiliated group of companies that includes the Company and the other Guarantors; the proceeds of the issue and sale of Notes have been used in part to benefit the Guarantor in the operation of its businesses; and the Company and the Guarantors are engaged in related businesses, and the Company and each Guarantor will derive substantial direct and indirect benefits from the issue and sale of Notes.

            12. MISCELLANEOUS.

            12A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedules attached hereto in the case of any Notes, or (ii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as the Purchaser has made in this paragraph 12A.

            12B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions (other than a transaction in which a Person becomes a Transferee), including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted (which shall be a single counsel representing all the holders of the Notes and any local counsel retained by them, unless there shall be a conflict in any such representation of all the holders), and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, any Guarantor Joinder Agreement, the Notes or the Facility Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

            12C. Consent to Amendments. This Agreement may be amended, and the Company and the Guarantors may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes at the time outstanding (and not without such written consents), the Notes may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 12C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

            12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000 and otherwise in integral multiples of $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

            12E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in an amount of at least $1,000,000.

            12F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company or any Guarantor in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any

Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, any Guarantor Joinder Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

            12G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            12H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

            12I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company or any Guarantor, addressed to it c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481, Attention: Vice President--Finance or Treasurer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

            12J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

            12K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            12M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            12N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

            12O. Severalty of Obligations. The sales of Notes to the Purchasers were several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

            12P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

            12Q. Binding Agreement. When this Agreement is executed and delivered by the Company, the Guarantors and Prudential, it shall become a binding agreement among the Company, the Guarantors and Prudential.

            12R. Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

            12S. Acknowledgment of Perfection of Security Interest. The Company and each Guarantor hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent for the benefit of the Lenders under the Bank Agreement and the holders of the Notes are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Collateral Documents. Further, the Company and each Guarantor Lenders each acknowledges and agrees that each reference in the Security Agreement to the "Bank Agreement", shall be deemed to refer to the Bank Agreement, as in effect on the Effective Date, as amended, restated, supplemented or otherwise modified from time to time, and each reference in the Security Agreement to the "Note Agreement" shall be deemed to refer to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

            If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company, the Guarantors and the Purchaser.

                            Very truly yours,

                            AMERICAN BILTRITE INC.


                            By /s/ Howard N. Feist III
                               ----------------------
                               Name: Howard N. Feist III
                               Title: VP- Finance

                            K&M ASSOCIATES L.P., as Guarantor

                            By: AIMPAR, INC., its General Partner


                            By /s/ Howard N. Feist III
                               ----------------------
                               Name: Howard N. Feist III
                               Title:VP

                            ABTRE, INC., as Guarantor


                            By: /s/ Howard N. Feist III
                                ----------------------
                                Name: Howard N. Feist III
                                Title: VP

                            AIMPAR, INC., as Guarantor


                            By: /s/ Howard N. Feist III
                                ----------------------
                                Name: Howard N. Feist III
                                Title: VP

                            AMERICAN BILTRITE INTELLECTUAL
                            PROPERTIES, INC., as Guarantor


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


              Signature Page to Amended and Restated Note Agreement

                            IDEAL TAPE CO., INC., as Guarantor


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


                            ABITALIA, INC., as Guarantor


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


                            AMERICAN BILTRITE FAR EAST, INC.,
                            as Guarantor


                            By: /s/ Howard N. Feist III
                                ----------------------
                                Name: Howard N. Feist III
                                Title: VP


                            MAJESTIC JEWELRY, INC., as Guarantor


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


                            OCEAN STATE JEWELRY, INC., as Guarantor


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


              Signature Page to Amended and Restated Note Agreement

                            425 DEXTER ASSOCIATES, L.P., as Guarantor

                            By: AIMPAR, INC., its General Partner


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


                            K&M LEGENDARY SERVICES, INC.,
                            as Guarantor


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


                            ABIMEX, LLC, as Guarantor


                            By: /s/ Howard N. Feist III
                                -----------------------
                                Name: Howard N. Feist III
                                Title: VP


              Signature Page to Amended and Restated Note Agreement

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By /s/ Billy Greer
   ---------------
   Name: Billy Greer
   Title: SVP


              Signature Page to Amended and Restated Note Agreement

                                                                         Annex I


The Company covenants that it will not permit, as determined at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2005 and ending on or prior to June 30, 2006,

            (i) Consolidated Total Liabilities to Consolidated Tangible Net Worth. On the last day of each fiscal quarter of the Company, Consolidated Total Liabilities shall not exceed the percentage set forth in the table below of Consolidated Tangible Net Worth on such date:

                Quarter Ending                             Percentage
                --------------                             ----------
            3/31/05 and thereafter                            200%

            (ii) Consolidated Adjusted EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, Consolidated Adjusted EBITDA shall equal or exceed the percentage set forth in the table below of Consolidated Interest Expense.

                Quarter Ending                             Percentage
                --------------                             ----------
              3/31/05 and 6/30/05                             125%

    9/30/05 and each fiscal quarter ending
                  thereafter                                  150%

            (iii) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall on each quarter end exceed the sum of (a) $40,000,000 plus (b) 33?% of Consolidated Net Income (if positive) for each fiscal quarter of the Company ending June 30, 2003 and thereafter.

            (iv) Income or Loss from Continuing Operations. Net income from continuing operations of the Company and its Subsidiaries reporting Congoleum on the equity method shall equal or exceed $1.00 in at least one of any two consecutive fiscal quarters of the Company for any two consecutive fiscal quarters of the Company ending March 31, 2004 and thereafter.

            (v) Capital Expenditures. The aggregate amount of Capital Expenditures in any fiscal year of the Company ending after December 31, 2004 shall not exceed $4,000,000.

      In connection with any calculations performed in determining compliance with the above calculations, defined terms shall have the meanings as set forth in the Note Purchase Agreement, except that the following terms shall have the following meanings:

            "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP.

            "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

            "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

            "Cash Equivalents" means:

            (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States or Canadian financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender (as defined in the Bank Agreement as in effect on the Effective Date);

            (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender (as defined in the Bank Agreement as in effect on the Effective
      Date);

            (c) any direct obligation of the United States of America or Canada or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a fully collateralized repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aaa by Moody's or AAA by S&P; and

            (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

            "Consolidated Adjusted EBITDA" shall mean, for any period ending on or before June 30, 2006, the total of:

            (i) Consolidated EBITDA; minus

            (ii) Capital Expenditures except (a) to the extent attributable to Capitalized Lease Obligations or (b) financed with the proceeds of Financing Debt; minus

            (iii) any dividends paid or payable in cash by the Company or any of its Subsidiaries to third parties; minus

            (iv) the aggregate amount paid by the Company and its Subsidiaries to repurchase shares of capital stock and options to purchase shares of capital stock, in each case excluding any such payments made prior to June 30, 2003; minus

            (v) any net income taxes paid or payable in cash by the Company or any of its Subsidiaries after subtracting any income tax refunds paid or payable in cash to the Company or any of its Subsidiaries; provided, however, that the foregoing shall not include any cash taxes paid or payable in connection with the sale by Tullahoma Properties, L.L.C. of the warehouse facility located at 102 Parham Boulevard, Tullahoma, Tennessee on or about January 31, 2005.

            "Consolidated EBITDA" shall mean, for any period, the total of:

            (i) Consolidated Net Income; plus

            (ii) all amounts deducted in computing such Consolidated Net Income in respect of:

                  (a) depreciation, amortization and unusual noncash charges
            (other than the write-down of current assets),

                  (b) interest expense, and

                  (c) income tax expense, minus

            (iii) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added back to Consolidated EBITDA in a previous period; provided, however, that the foregoing shall not include any cash payments made on account of the reserve for environmental liabilities for the 10.33 acres of land bordering on Old Estill Springs Road, Tullahoma, Tennessee owned by Tullahoma Properties, L.L.C., minus

            (iv) all amounts included in Consolidated Net Income in respect of deferred income tax benefits and other noncash income items, except such amounts that have been deducted from Consolidated EBITDA in a previous period

            "Consolidated Interest Expense" means, for any period, the total of:

            (i) the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under hedge agreements, accrued by the Company and its Subsidiaries reporting Congoleum on the equity method (whether such interest is reflected as an item of expense or capitalized), minus

            (ii) to the extent otherwise included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest), plus

            (iii) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (b) above, plus

            (iv) scheduled principal payments on Financing Debt paid by the Company and its Subsidiaries during such period.

            "Consolidated Net Income" means, for any period, net income (or loss) from continuing operations (excluding in all events, net income (or loss) relating to Janus Flooring Corporation) of the Company and its Subsidiaries reporting Congoleum on the equity method, excluding:

            (i) extraordinary gains (net of any extraordinary losses up to the amount of any extraordinary gains),

            (ii) net income of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, unless those net earnings have actually been received in the form of cash for distributions,

            (iii) any portion of the net income of any Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Subsidiary,

            (iv) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

            (v) any write-up of any asset,

            (vi) any gain arising from the acquisition of any securities of the Company or any of its Subsidiaries,

            (vii) net income or gain (but not any loss) resulting from a change in accounting, an extraordinary event or prior period adjustments,

            (viii) the income (or loss) of any Person accrued to the date it becomes a Subsidiary, and

            (ix) the reserve for environmental liabilities for the 10.33 acres of land bordering on Old Estill Springs Road, Tullahoma, Tennessee owned by Tullahoma Properties, L.L.C.

            "Consolidated Tangible Net Worth" means the aggregate amount of (i) capital stock (less any treasury stock, capital stock subscribed and unissued and other contra-equity accounts, (ii) surplus, (iii) foreign currency translation adjustments made after June 30, 2003, and (iv) retained earnings of the Company and it Subsidiaries reporting Congoleum on the equity method, excluding (a) any inter-company balances, (b) intangibles, (c) any change in the value of the Company's Investments in Congoleum as reflected on the Company's balance sheet as of December 31, 2002 and (d) the cumulative amount of any net write-up of asset values after the audit immediately preceding the Closing Date.

            "Consolidated Total Liabilities" means, at any date, total liabilities of the Company and its Subsidiaries on a Consolidated basis, reduced by any rights, proceeds or funds available due to or in connection with any insurance, and excluding in all events Indebtedness in connection with or contemplated by the Congoleum Joint Venture Agreement, the Congoleum Plan, the Congoleum Plan Note and the Congoleum Plan Trust.

            "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that (a) for purposes of compliance with paragraphs 5A and 6 and the related definitions, "GAAP" means such principles as in effect on December 31, 2004, as applied by the Company and its Subsidiaries in the preparation of the most recent annual statements referred to in paragraph 5A, and consistently followed, without giving effect to any subsequent changes thereto and (b) in the event of a change in generally accepted accounting principles after such date, either the Company or the Required Lenders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change, it being understood that, for purposes of this Annex I, with respect to any reference or requirement that the financial statements of and other financial measurements with respect to the Company be (or be based on or derived from) financial measurements determined in accordance with GAAP, accounting for Congoleum on the equity method of accounting shall be deemed GAAP-compliant.

            "PIK Interest" means any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

                                                                     Schedule 6D


                                 Existing Liens

                                                                     Schedule 6F


                              Existing Investments

                                                                   Schedule 6M-1


                              Existing Indebtedness

                                                                   Schedule 6M-2

                         Interim CIBC Letters of Credit

                                                                     Schedule 8A

                              List of Subsidiaries

                                                                     Schedule 8D


                                Outstanding Debt

                                                                     Schedule 8G


                           Agreements Restricting Debt

                                                                     Schedule 8O


                             Patents and Trademarks

                                                                     Schedule 8Q


                               Material Agreements

                                                                    Exhibit 1(a)


                                 Congoleum Plan

                                                                    Exhibit 1(b)


                               Congoleum Plan Note

                                                   Aggregate Principal
                                                     Amount of Notes          Note
                                                        Purchased       Denomination(s)
                                                        ---------       ---------------

      THE PRUDENTIAL INSURANCE COMPANY OF              $20,000,000        $20,000,000
       AMERICA                                                               Notes

(1)   All payments on account of Notes
      held by such purchaser shall be
      made by wire transfer of
      immediately available funds for
      credit to:

      Account No.: 890-0304-391
      The Bank of New York
      New York, NY
      (ABA No.: 021-000-018)

      Each such wire transfer shall set
      forth the name of the Company, a
      reference to "7.91% Senior Notes
      due August 28, 2010, Security No.
      !INV 7654!, PPN 024591\C2"," for
      the Note, and the due date and
      application (as among principal,
      interest and Yield-Maintenance
      Amount) of the payment being made.

(2)   Address for all notices relating
      to payments:

      The Prudential Insurance Company of America
      c/o Investment Operations Group
      Gateway Center Two, 10th Floor
      100 Mulberry Street
      Newark, NJ 07102-4077

      Attention: Manager, Billings and
      Collections

(3)   Address for all other
      communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      1170 Peachtree Street
      Suite 500
      Atlanta, Georgia 30309
      Attn: Managing Director
      Fax: 404-870-3741

      Attention: Managing Director

(4)   Recipient of telephonic prepayment notices:

      Manager, Trade Management Group

      Telephone: (973) 367-3141
      Facsimile: (800) 224-2278

(5)   Address for Delivery of Notes:

      Send physical security by
      nationwide overnight delivery
      service to:

      Michael Fierro, Esq.
      Prudential Capital Group
      1170 Peachtree Street
      Suite 500
      Atlanta, Georgia 30309
      Fax: 404-870-3741

(6)   Tax Identification No.: 22-1211670

                              INFORMATION SCHEDULE

                       Authorized Officers for Prudential
                       ----------------------------------

Name                           Title                        Telephone                    Facsimile
----                           -----                        ---------                    ---------
Paul Meiring                   Managing Director            (212) 626-2060               (212) 626-2077
Yvonne Guajardo                Senior Vice President        (212) 626-2050               (212) 626-2077
Christopher Carey              Vice President               (212) 626-2063               (212) 626-2077

                         Authorized Officers for Company
                         -------------------------------

Name                           Title                        Telephone                    Facsimile
----                           -----                        ---------                    ---------
Roger S. Marcus                Chairman and Chief           (609) 548-3000               (609) 584-3685
                               Executive Officer
Richard G. Marcus              President and Chief          (781) 237-6655               (781) 237-6880
                               Operating Officer
William M. Marcus              Executive V.P. and           (781) 237-6655               (781) 237-6880
                               Treasurer
Howard N. Feist, III           V.P. Finance and Chief       (781) 237-6655               (781) 237-6880
                               Financial Officer

                                                                       EXHIBIT A


                                 [FORM OF NOTE]

                             AMERICAN BILTRITE INC.

                      7.91% SENIOR NOTE DUE AUGUST 28, 2010

No. _____                                                      ___________, 20__
$________

      FOR VALUE RECEIVED, the undersigned, American Biltrite Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to , or registered assigns, the principal sum of DOLLARS on August 28, 2010, with interest (computed on the basis of a 360-day year--actual days month) (a) on the unpaid balance thereof at the rate of 7.91% per annum from the date hereof, payable quarterly on the 28th day of February, May, August and November in each year, commencing with the next such date succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.66% or (ii) 2% over the rate of interest publicly announced by Bank of New York from time to time in New York City as its Prime Rate.

      Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is one of the Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement and Facility Guarantee, dated as of August 28, 2001, as amended and restated by that certain Amended and Restated Note Purchase Agreement and Facility Guarantee, dated as of May __, 2005 (as amended from time to time, the "Agreement"), among the Company and the Guarantors party thereto, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

      As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without Yield-Maintenance Amount and, in other cases, with the Yield-Maintenance Amount specified in the Agreement.

      This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

      In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

      This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

                                                 AMERICAN BILTRITE INC.


                                                 By: ____________________
                                                 Title: ___________________

                                                                       EXHIBIT B


                      [FORM OF GUARANTOR JOINDER AGREEMENT]

      GUARANTOR JOINDER AGREEMENT, dated as of ___________________, ______, made by [Name and Jurisdiction of New Guarantor] (the "New Guarantor"), in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the other Purchasers party to, and holders and Transferees of Notes issued pursuant to, the Agreement referred to below (collectively, the "Holders"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement referred to below.

      WHEREAS, American Biltrite, Inc., a Delaware corporation (the "Company"), and certain Guarantors described therein on the one hand, and The Prudential Insurance Company of America (and, if applicable, certain other Holders), on the other hand, are parties to that certain Amended and Restated Note Purchase Agreement and Facility Guarantee, dated as of May __, 2005 (herein called the "Agreement");

      WHEREAS, pursuant to paragraph 5L of the Agreement, the Company covenants that at the time that the New Guarantor becomes a borrower or obligor under the Bank Agreement, it will cause such Subsidiary to become simultaneously a Guarantor by, inter alia, executing and delivering to the Holders a Guarantor Joinder Agreement

      WHEREAS, the New Guarantor is a member of an affiliated group of companies that includes the Company and the Guarantors under the Agreement; the proceeds of the issue and sale of Notes under the Agreement will be used in part to benefit the Company and the Guarantors (including the New Guarantor) in the operation of their respective businesses; and the Company and the Guarantors (including the New Guarantor) are engaged in related businesses, and each of the Company and the Guarantors (including the New Guarantor) will derive substantial direct and indirect benefits from the issue and sale of Notes under the Agreement; and

      WHEREAS, the New Guarantor has agreed to execute this Guarantor Joinder Agreement to become a party to, and Guarantor under, the Agreement;

      NOW, THEREFORE, IT IS AGREED:

1. Note Agreement. By executing and delivering this Guarantor Joinder Agreement (in addition to satisfying the other conditions precedent set forth in paragraph 5L of the Agreement), the New Guarantor, as provided in the Agreement, hereby becomes a party to the Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder and under the Facility Guarantee. The New Guarantor hereby represents and warrants that each of the representations and warranties of the Guarantors contained in paragraph 8 of the Agreement is true and correct with respect to such New Guarantor on and as of the date hereof

      (after giving effect to this Guarantor Joinder Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS GUARANTOR JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the undersigned has caused this Guarantor Joinder Agreement to be duly executed and delivered to the Holders as of the date first above written.

                                            [NAME OF NEW GUARANTOR]


                                            By:_________________________
                                               Name:
                                               Title:


                                      B - 2